EXHIBIT 10.1

Prabha Balla and Trit Tek		)	CASE NO.
)
	Plaintiff(s),	)	REF. NO. 1100047979
)
vs.		)	SETTLEMENT AGREEMENT
)
Alliance Semiconductor Corporation		)	[Enforceable as a stipulation under C.C.P. § 664.6]
)
Defendant(s))
)

     This case having come before Hon. Daniel Weinstein (Ret) for mediation at the offices of JAMS, and the parties having conferred, it is hereby stipulated that this matter, consisting of the above-referenced Canadian litigation and two related cases pending in California (“Action”) is deemed settled pursuant to the following terms and conditions:
     1.      Alliance Semiconductor shall pay to P.C. Balla the sum of $3,499,999.00, and to Trit Tek the sum of $1.00 in care of his attorney Chris Hinkson of Harper Grey LLP in full settlement and compromise of this action and in release and discharge of any and all claims and causes of action made in this action, and in release and discharge of any and all claims and causes of action arising out of the events or incidents referred to in the pleadings in this action.
     2.      Plaintiff(s) agree to accept said sum in full settlement and compromise of the action. The parties agree to a mutual general release and such payment shall fully and forever discharge and release all claims and causes of action, whether now known or now unknown, individual or derivative, by plaintiffs against defendant, on the one hand, and by defendant against plaintiffs or either of them on the other hand, from the beginning of time until the date of this settlement agreement. The parties agree that such general releases exclude Edward Fitch, Edward Fitch’s companies named as defendants in the Canadian litigation, and Modular Semiconductor, Inc. For purposes of this mutual general release, except as set forth in this paragraph 2, “defendant” shall mean Alliance Semiconductor Corporation, any of its past or present officers, directors, successors, buyers of defendant’s assets or any of them, and assigns.
     This settlement includes an express waiver of Civil Code § 1542, which states:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

     3.      The parties agree that this settlement agreement shall constitute a binding, enforceable contract as of its execution. The parties further agree that they shall execute and deliver such other and future documents and pleadings as may be necessary to effectuate the purposes of this settlement agreement. Such further necessary documentation, if any may be executed by the parties through counsel, and counsel are expressly authorized by the parties to execute and deliver such further necessary documentation, if any, consistent with this settlement agreement. Such necessary documentation may include, without limitation, a standard form of Dismissal with Prejudice, or the Canadian equivalent (a Consent Dismissal), as to any action in the US or Canada.
     4.      Plaintiff(s) shall protect and indemnify the defendants in said action against any and all liens, subrogation claims and other rights that may be asserted by any person against the amount paid in settlement of the action or against any recovery by the plaintiff(s) in the action, such indemnity to be capped in the aggregate at $50,000.00
     5.      Counsel for each of the parties to this agreement represents that he/she has fully explained to his/her client(s) the legal effect of this agreement and of the Release and Dismissal with Prejudice provided for herein and that the settlement and compromise stated herein is final and conclusive forthwith, and each attorney represents that his/her client(s) has freely consented to and authorized this agreement.
     6.      Payment of the stated settlement amount shall be made within ten days after execution of this settlement agreement.
     7.      Unless otherwise stated herein, each party will bear its own attorneys’ fees and court costs.
     8.      Other terms and conditions:
             (a)      Alliance will issue a press release regarding settlement of this matter that recognizes PC Balla for his contributions to the origins of the Company’s semiconductor products. Such press release shall be drafted by the parties cooperatively, and shall be subject to reasonable input and comments by plaintiffs.

             (b)      This settlement will be governed by California law. The parties agree to binding arbitration of any dispute between the parties arising in connection with interpretation or enforcement of this settlement agreement before Hon. Dan Weinstein (or if he is unavailable, before another judicial officer to be appointed by JAMS SF using JAMS then-effective Commercial Arbitration rules) and with the prevailing party to be awarded all fees and costs of the arbitration, including arbitrator costs.
             (c)      The parties agree that any dispute that shall arise in connection with drafting/finalizing further necessary documentation, if any, shall be submitted for binding determination by Hon. Dan Weinstein (or another judicial officer appointed by JAMS SF if Judge Weinstein is unavailable).
             (d)      Balla warrants that he has authority to sign for Trit Tek and will indemnify Alliance for all loss, including attorney fees and costs, in the event of any breach of such warranty.
             (e)      If plaintiffs are compelled to repay or disgorge any portion of the payment made hereunder, including without limitation through an avoidance action of Alliance’s bankruptcy trustee, then the entirety of plaintiffs’ rights and claims against Alliance shall be revived, without regard to statutes of limitation, and such rights and claims may be asserted by plaintiff as if this settlement agreement had never been executed.
     9.      The provisions of the confidentiality agreement signed by the parties relative to this mediation are waived for purposes of enforcing this agreement as set forth above.

Dated:	July 7, 2006

/s/ Wayne Terry

Wayne Terry
Mitchell, Silberberg & Knupp, LLP

/s/ Prabha Balla

Prabha Balla

/s/ Prabha Balla

Trit Tek Research

/s/ Christopher Hinkson

Christopher Hinkson
Harper, Grey & Easton

/s/ Prabha Balla

Prabha Balla

/s/ Prabha Balla

Trit Tek Research

/s/ Richard Attisha

Richard Attisha
Harper, Grey & Easton

/s/ Prabha Balla

Prabha Balla

/s/ Prabha Balla

Trit Tek Research

/s/ Peter M. Stone

Peter M. Stone, Esq.
Paul, Hastings, Janofsky & Walker LLP

/s/ Melvin L. Keating

Alliance Semiconductor Corporation